PATENT IS FILED ON SHRINK NANOTECHNOLOGIES’ CELL ALIGN ADVANCED TISSUE ENGINEERING PLATFORM TECHNOLOGY

CARLSBAD, CA – September 16, 2010 – Shrink Nanotechnologies, Inc. (“Shrink”) (OTCBB:INKN), an innovative nanotechnology company developing products and licensing opportunities in the alternative energy industry, medical diagnostics and sensors and biotechnology research and development tools businesses, announced today that certain patent applications related to its advanced tissue engineering technology platform, CellAlign™, have been filed.

CellAlign’s key feature is a micro-fabricated substrate with non-periodic (or random) linear patterned grooves that allow for the alignment of cells along a single axis. The unique design is ideal for growing biological tissues from stem cells, especially those that naturally grow in a linear fashion such as in cardiac and nerve tissues.

“CellAlign has the potential to grow sheets of living tissues that may one day act as 'band-aids' to patch and repair, and possibly regenerate, damaged or diseased organs,” said Mark L. Baum, CEO of Shrink Nanotechnologies, Inc. “Clinical practices and medical specialties are increasingly turning to cellular-based therapies to solve some of the world’s most perplexing health maladies. As our intellectual property position improved with CellAlign, future licensing potential represents a significant market opportunity for Shrink.”

In the United States, tissue engineering and cell therapy comprised a $6.9 billion market for regenerative products in 2009, and is expected to approach $32 Billion by 2018, according to the 2010 MedMarket Diligence's Report, “Tissue Engineering, Cell Therapy and Transplantation: Products, Technologies & Market Opportunities, Worldwide, 2009-2018.”  The report says the market for cellular therapies may benefit many disorders, including degenerative and traumatic orthopedic and spine injuries, cardiac and vascular disease, neurological disorders, diabetes, inflammatory diseases, and tooth decay.

About Shrink Nanotechnologies, Inc.

Shrink Nanotechnologies, Inc. is a one-of-a-kind FIGA™ organization, which focuses on leveraging contributions from experts in Finance, Industry, Government and Academia. Operating as a high-technology development-stage company, Shrink owns and develops proprietary and patent-pending nano-sized technologies, components and product systems. The Company's unique NanoShrink™ material is a pre-stressed polymer which is used in a patent pending manufacturing platform with numerous applications in the solar energy, human and animal diagnostics, and biotechnology research and development tools industries. For more information, please visit www.shrinknano.com.

Statements contained herein that are not historical facts may be forward-looking statements within the meaning of the Securities Act of 1933, as amended. Forward-looking statements include statements regarding the intent, belief or current expectations of the Company and its management. Such statements are estimates only. Actual results may differ materially from those anticipated in this press release. Such statements reflect management’s current views, are based on certain assumptions and involve risks and uncertainties. Actual results, events, or performance may differ materially from the above forward-looking statements due to a number of important factors, and will be dependent upon a variety of factors, including, but not limited to Shrink’s ability to obtain additional financing and to build and develop markets for Shrink’s biotechnology technologies and products. These factors should be strongly considered when making a decision to acquire or maintain a financial interest in Shrink, including consulting with a FINRA registered representative prior to making such decision. Shrink undertakes no obligation to publicly update these forward-looking statements to reflect events or circumstances that occur after the date hereof or to reflect any change in Shrink’s expectations with regard to these forward-looking statements or the occurrence of unanticipated events. Factors that may impact Shrink’s success are more fully disclosed in Shrink’s most recent public filings with the U.S. Securities and Exchange Commission.

See also:

http://www.shrinksolar.com/blog/

http://www.shrinknano.com/products/product-tools

http://www.shrinknano.com/products/product-diagnostics

http://www.shrinknano.com/tech

http://www.shrinknano.com/tr35-a-children%E2%80%99s-toy-inspires-a-cheap-easy-production-method-for-high-tech-diagnostic-chips

Contact:

For Shrink Nanotechnologies
Mark L. Baum, Esq., 760-804-8844, ext. 205